UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2009

DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32868	52-2319066
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 771-6701

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Not applicable.

(e)
On April 17, 2009, Delek US Holdings, Inc. (the “Company”) entered into a severance agreement (the “Agreement”) with Edward Morgan, Vice President and Chief Financial Officer, who resigned from the Company effective May 11, 2009. Under the terms of the Agreement, Mr. Morgan (i) shall receive a separation payment equal to $15,000 for each of Mr. Morgan’s seven years of service plus all accrued but unused vacation pay as of the end of employment and (ii) agreed to certain post-employment terms of separation and releases.

(f)	Not applicable.

Item 7.01 Regulation FD Disclosure.

On April 17, 2009, the Company disclosed that, while its petroleum refinery in Tyler, Texas has $1 billion in combined insurance limits, the Company currently expects that its aggregate insurance claims under property damage, business interruption and other coverage in connection with the explosion and fire that occurred at the refinery on November 20, 2008 will not exceed $140 million. The actual amount of such insurance claims may vary significantly from current expectations because of a number of factors, including, without limitation, the interpretation of insurance policy provisions, the length of the insurance claim, insurance deductible amounts and periods, market conditions that affect projected revenues and gross profits, actual operating and rebuild costs and expenses, additional or revised information, audit adjustments and other verifications of the insurance claim and subsequent events.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

On April 17, 2009, the Company submitted advance notice to the Texas Commission on Environmental Quality pertaining to the anticipated startup of certain units at its Tyler, Texas refinery beginning as early as April 21, 2009. The Company expects to resume full operations of the refinery within the next three weeks, however, the actual date that refinery operations resume may vary from current expectations because of a number of factors, including, without limitation, adverse weather conditions, labor shortages, delays in equipment delivery, additional or revised information and subsequent events.

Forward-Looking Statements

In accordance with the Private Securities Litigation Reform Act of 1995, the Company cautions you that forward looking matters described in Items 7.01 and 8.01 above merely reflect the Company’s current expectations. For a more detailed discussion of other factors that may cause actual events to differ from current expectations, please refer to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on March 9, 2009, and available on the SEC’s website at www.sec.gov.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2009

DELEK US HOLDINGS, INC.

By: /s/ Edward Morgan
Name: Edward Morgan
Title: Vice President and Chief Financial Officer